Exhibit 10.20

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of April 13, 2016, by and between AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company (“Landlord”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Tenant”). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises); Exhibit B (Expenses and Taxes); Exhibit C (Intentionally Omitted); Exhibit D (Commencement Letter); Exhibit E (Building Rules and Regulations); Exhibit F (Additional Provisions); Exhibit G-1 (Form of Notice of Lease); Exhibit F-1 (Space Plan); Exhibit G-2 (Form of Termination of Notice of Lease); Exhibit H (ROFO Space) and Exhibit I (Form of Letter of Credit).

1.	Basic Lease Information.

1.1	“Building” shall mean the building known as Building Three of Mill & Main (a/k/a Clock Tower Place), Maynard, Massachusetts 01754. “Property” means the parcel(s) of land on which the Building and other buildings of the Mill & Main office park is located and, at Landlord’s discretion, the other improvements and amenities, if any, serving the Mill & Main office park and the parcel(s) of land on which it is located. “Rentable Square Footage of the Property” is deemed to be 1,047,129 square feet.

1.2	“Premises” shall mean the area shown on Exhibit A to this Lease and consisting of 430 rentable square feet on the first (1st) floor of the Building near the loading dock, 23,805 rentable square feet on the third (3rd) floor of the Building and the entire fourth (4th) and fifth (5th) floors of the Building. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. “Rentable Square Footage of the Premises” is deemed to be 114,229 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Property and the Rentable Square Footage of the Premises are correct.

1.3	“Base Rent”:

Period or Months of Term	Base Rent Per RSF		Annual Base Rent		Monthly Base Rent
Commencement Date - Lease Month 12	$17.25	*	$1,970,450.25	*	$164,204.19	*
Lease Months 13 - 24	$17.75		$2,027,564.75		$168,963.73
Lease Months 25 - 36	$18.25		$2,084,679.25		$173,723.27
Lease Months 37 - 48	$18.75		$2,141,793.75		$178,482.81
Lease Months 49 - 60	$19.50		$2,227,465.50		$185,622.13
Lease Months 61 - 72	$20.00		$2,284,580.00		$190,381.67
Lease Months 73 - 84	$21.00		$2,398,809.00		$199,900.75
Lease Months 85 - 96	$21.50		$2,455,923.50		$204,660.29

*Base Rent shall abate for the period beginning on the Commencement Date in the amount of $164,204.19 per month for three (3) months, for a total rent abatement of $492,612.56 (the “Free Rent Amount”).

1.4	“Tenant’s Pro Rata Share”: 10.91%. Tenant’s Pro Rata Share shall be adjusted for changes in the Rentable Square Footage of the Premises and/or the Rentable Square Footage of the Property.

1.5	“Base Year” for Taxes: Fiscal Year (defined below) 2016 (i.e., July 1, 2015 to June 30, 2016); “Base Year” for Expenses (defined in Exhibit B): calendar year 2016. For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.6	“Term”: A period of ninety-six (96) Lease Months. Subject to Section 3, the Term shall commence on the earlier of (i) the date Landlord delivers the Premises with the Landlord Work (as defined in Exhibit F below) Substantially Complete (as defined in Exhibit F below), which date is estimated to be on or about November 1, 2016 and (ii) the date that Tenant commences business operations in the Premises (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on the last day of the ninety-sixth (96th) Lease Month following the Commencement Date (the “Termination Date”). As used herein, the term “Lease Month” shall mean a calendar month (or, if the Commencement Date is not the first day of a calendar month, the first Lease Month shall be such partial calendar month in which the Commencement Date occurs plus the first full calendar month thereafter).

1.7	“Security Deposit”: $492,612.56, as more fully described in Section 6.

1.8	“Brokers”: None.

1.9	“Permitted Use”: General and executive office use, electronics research and development and light manufacturing, and for no other use.

1.10	“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, plus holidays observed by the Commonwealth of Massachusetts, the Town of Maynard, the labor unions servicing the Building and Property, and such other holidays as may be designated from time to time by landlord for the Building and Property by prior notice to Tenant (“Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Property is located. “Building Service Hours” are 7:30 a.m. to 7:30 p.m. on Business Days (excluding Holidays) and 8:00 a.m. to 1:00 p.m. Saturdays (excluding Holidays).

1.11	“Notice Address(es)”:

Landlord

AS Clock Tower Owner, LLC

c/o Saracen Management LLC

41 Seyon Street

Waltham, Massachusetts 02453

Attn: Lisa Arya

Tenant

Acacia Communications, Inc.

3 Clock Tower Place

Maynard, Massachusetts 01754

Attn: General Counsel

2.

Lease Grant. The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are from time to time designated by Landlord for the common use of tenants and others (the “Common Areas”), including without limitation the parking areas, access driveways, sidewalks, plazas, landscaped areas, utility and fire protection installations and systems, Building entrances, exits, lobbies, elevators, stairwells, hallways, loading docks and related areas, chases, conduits, risers, utility closets and facilities and other improvements which now exist or hereafter are constructed in or about the Building for use in common by Landlord and tenants of the Building. Nothing contained herein shall affect Landlord’s right to add to, subtract from, or alter the Common Areas, or to make such changes in or to the Building and Property and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as Landlord may deem necessary or desirable, so long as the same does not materially adversely affect Tenant’s access to or use of the Premises or Tenant’s freight truck access to the Building 3 loading dock used by Tenant as of the date hereof. Tenant shall have twenty-four (24) hour access to the Premises, three hundred sixty-five (365) days per year, subject to (i) access restrictions during times of emergency or occurrences outside of Landlord’s control and (ii) rules and regulations therefor from time to time established by Landlord of which Landlord has given Tenant prior notice and which are applied reasonably consistently to the tenants of the Building.

Landlord represents to Tenant that (a) Landlord holds fee simple title to the Land and Building, subject to no mortgage or ground lease other than that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing held by Mesa West Real Estate Income Fund III, LLC; (b) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; and (c) no other party has any possessory right to the Premises after the Commencement Date or has claimed the same.

Landlord may adopt any name for the Building and/or Property and Landlord reserves the right to change the name or address of the Building and/or Property at any time.

3.	Adjustment of Commencement Date; Possession.

3.1	If for any reason whatsoever, Landlord is unable to deliver possession of the Premises to Tenant free and clear of Tenants and occupants and with Landlord Work Substantially Complete on or prior to November 1, 2016 (the “Target Substantial Completion Date”), then (i) this Lease shall remain in full force and effect, (ii) the Commencement Date shall automatically be adjusted forward on a day-for-day basis until the date on which Landlord delivers possession of the Premises to Tenant, and (iii) Tenant shall be permitted to remain in its current premises under the Prior Lease (as defined in Exhibit F).

3.2	Subject to Landlord delivering the Premises to Tenant with the Landlord Work Substantially Complete, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord, express or implied. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Provided Tenant has delivered to Landlord all evidence of insurance as required under this Lease and all amounts due to Landlord upon execution of the Lease, commencing on the date hereof Landlord shall grant to Tenant the right to enter the Premises prior to the Commencement Date during Building Service Hours (the “Early Access Period”) to allow Tenant to install furniture, fixtures, cabling and equipment, subject to the terms and conditions of this Lease and subject at all times to the condition that Tenant’s occupancy during the Early Access Period shall not interfere with the Landlord Work. During the Early Access Period, Tenant shall have no obligation to pay Base Rent or Tenant’s Pro Rata Share of Tax Excess and Expense Excess; provided that Tenant’s occupancy of the Premises during the Early Access Period shall be subject to all other terms and conditions of this Lease including without limitation the requirement that Tenant pay for electrical service consumed in the Premises.

4.	Rent.

4.1	Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. During the Term, Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term that Base Rent is due shall be payable upon the execution of this Lease by Tenant. Unless otherwise specifically set forth herein, all other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. Rent shall be made by good and sufficient check or by other means acceptable to Landlord, and until notice of some other designation is given by Landlord, shall be paid by remittance to or for the order of Landlord and sent to Landlord’s address set forth in Section 1.11 above. Rent that is more than five (5) days past due shall accrue interest at the lesser of 12% per annum or the maximum rate allowed by law from the due date until actually paid. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.

4.2	Tenant shall pay Tenant’s Pro Rata Share of Tax Excess and Expense Excess in accordance with Exhibit B of this Lease. Tenant’s Pro Rata Share of Tax Excess and Expense Excess shall be prorated for any partial calendar year or Fiscal Year (as the case may be) occurring upon the expiration or earlier termination of this Lease.

4.3	Tenant waives all rights (i) to any abatement, suspension, deferment or reduction of or from Rent, and (ii) to quit, terminate or surrender this Lease or the Premises or any part thereof, except, in either case, as expressly provided herein. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable and accepted commercial practice with respect to the type of property subject to this Lease.

5.	Compliance with Laws; Use. The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with (i) any Laws to the extent such obligations are triggered by Tenant’s use of the Premises for purposes other than general office purposes and (ii) any Laws that relate to the base Building to the extent such obligations are triggered by Alterations or improvements in the Premises performed or requested by Tenant. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law with respect to the Premises or Building. Tenant shall comply with the rules and regulations of the Building and Property attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined below), provided that Landlord has given Tenant prior notice of such rules and regulations, which Landlord shall apply reasonably consistently to the tenants of the Building.

6.	Security Deposit.

6.1	Tenant shall deliver to Landlord, together with Tenant’s execution and delivery of this Lease, the Security Deposit in the form of an irrevocable letter of credit (the “Letter of Credit”) pursuant to the provisions of paragraphs 6.2 and 6.3 below. The Security Deposit shall be held as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to cure any default by Tenant under this Lease. If Landlord uses any portion of the Security Deposit, Tenant shall, within five (5) days after demand, restore the Security Deposit to its original amount. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit.

6.2	The Letter of Credit (and any renewals or replacements thereof) shall:

(a)	be in the amount of $492,612.56;

(b)	be issued on a form reasonably acceptable to Landlord, Landlord hereby acknowledging that the form attached as Exhibit I is acceptable;

(c)	name Landlord as its beneficiary;

(d)	be transferable by Landlord to Landlord’s transferee, without Tenant’s approval, should Landlord transfer or convey its interest in the Premises, with any transfer fees being for the account of Landlord;

(e)	be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord and having a minimum corporate credit rating from Standard and Poor’s Professional Rating Service of “A” or a comparable minimum credit rating from Moody’s Professional Rating Service, Landlord hereby agreeing that as of the date hereof Silicon Valley Bank is acceptable to Landlord;

(f)	be for an automatically renewing term of not less than one (1) year; with an outside expiration date of not earlier than the date which is at least ninety (90) days after the Termination Date (the “Outside LOC Expiration Date”) unless the issuer provides Tenant written notice at least sixty (60) days prior to the initial or future expiration date of non-renewal;

(g)	allow draws on the Letter of Credit (i) at the bank counter of the issuing bank, and/or (ii) by overnight courier; and

(h)	expressly provide that the amount thereof may not be reduced by amendment unless and until Landlord shall have provided its written consent to such amendment ((a) - (h) being referred to herein as the “LOC Criteria”).

6.3

Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is continuously in effect until the Outside LOC Expiration Date. If (x) Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, (y) the corporate credit rating of the issuing institution drops below the minimum set forth above, and/or (z) the issuer of the LOC delivers a notice of non-renewal, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a cash Security Deposit pursuant to the terms of this Section 6. The foregoing notwithstanding, Tenant shall replace any cash Security Deposit held by Landlord with a Letter of Credit complying with the LOC Criteria within five (5) days of Landlord’s written demand. To the extent the Security Deposit is held as cash, the Security Deposit may be commingled with Landlord’s general accounts and shall be held by Landlord without liability for interest (unless required by Law). Any renewal, replacement or amendment of the original or any subsequent Letter of Credit shall meet the LOC Criteria. If Landlord draws on the Letter of Credit then, within five (5) days following written demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. Should Landlord elect to draw upon the Letter of Credit in accordance with this Lease, Tenant expressly waives any rights it might otherwise have to prevent Landlord from drawing on the Letter of Credit and agrees that an action for damages and not injunctive or other equitable relief shall be Tenant’s sole remedy in the event Tenant disputes Landlord’s claims to any such amounts.

6.4	Landlord shall return any unapplied portion of the Security Deposit to Tenant within thirty (30) days after the later to occur of: (x) the expiration or earlier termination of this Lease or (y) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease.

6.5	Landlord shall have the right to pledge or assign its interest in the Security Deposit (including the Letter of Credit and proceeds thereof) to any lender holding a security interest in the Premises. No mortgagee or purchaser of any or all of the Building or Property at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of such sums or the return of any Letter of Credit (or any other or additional Security Deposit or other payments made by Tenant under the provisions of this Lease), unless Landlord has actually delivered the Security Deposit (including the Letter of Credit and proceeds thereof), to such mortgagee or purchaser. If requested by any such mortgagee or purchaser, Tenant shall obtain an amendment to the Letter of Credit that names such mortgagee or purchaser as the beneficiary thereof in lieu of Landlord.

7.	Building Services.

7.1	Landlord shall furnish Tenant with the following services: (a) hot and cold water for use in the base Building lavatories and cold water for use in the kitchenette facilities in the Premises; (b) customary heat and air conditioning during Building Service Hours; provided that Tenant may receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service so long as Tenant requests same by written notice to Landlord not later than 12:00 noon on the Business Day preceding the day of such overtime usage; (c) Elevator service; (d) Electricity pursuant to Section 7.2; and (e) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

7.2	Electrical service to the Premises shall be delivered by Landlord and sub-metered off of the primary meter of the electric utility company selected by Landlord to provide electricity service for the Building; and Landlord shall permit Landlord’s wires and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord, as registered on sub-meters for such service to the Premises, and Tenant shall reimburse Landlord, as Additional Rent, for Landlord’s actual cost incurred for such electrical service within thirty (30) days following Landlord’s delivery of an invoice therefor. If and to the extent electric service to the Premises is ever separately metered, Tenant shall promptly pay, as Additional Rent, all bills and charges for electricity furnished to the Premises directly to the rendering utility company.

Landlord has advised Tenant that presently Eversource (the “Electric Service Provider”) is the electric utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time before or during the Term to either contract for electric service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for electricity service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and other machinery within the Premises.

7.3	Without the consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, or overall load, that which Landlord reasonably deems to be standard for the Premises, which standard shall be the voltage, rated capacity and overall load available to the Premises following completion of the Landlord Work (and which standard shall be further updated to include additional electrical service capacity provided to the Premises as and when subsequently installed in accordance with this section and Section 9 below). Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using electricity in excess of the voltage, rated capacity, or overall load to the Premises provided to the Premises in connection with the Landlord Work, Tenant shall pay Landlord, as Additional Rent, for all additional costs incurred by Landlord to limit or accommodate (at Landlord’s sole discretion) such excess electrical usage. All electricity used during the performance of janitorial service, or the making of any alterations or repairs in or to the Premises, or the operation of any special air conditioning system serving the Premises, shall be paid by Tenant.

Part of the Landlord Work includes the refurbishment and installation of a back-up electrical generator previously used by former tenant Monster Worldwide, Inc. (such back-up generator being referred to herein as a “Generator”) to provide back-up electrical power to such portions of the Premises specified by Tenant as part of the Landlord Work (the “Initial Generator Connections”), and Landlord hereby grants to Tenant an exclusive license to use such Generator during the Term of the Lease solely for such use and no other purpose (the “Generator License”). If (i) the Premises is expanded to include any ROFO Space (as defined in Exhibit F) and Tenant desires to connect the Generator to portions of such ROFO Space and/or (ii) following Substantial Completion of the Landlord Work Tenant desires to connect the Generator to other portions of the Premises in addition to Initial Generator Connections, the Generator License shall be expanded to include such connections provided that (I) the installation of such additional connections shall be deemed Alterations subject to the terms and conditions of this Lease, including without limitation Section 9.3 below and (II) any costs incurred by Landlord in connection with making such additional connections shall be reimbursed by Tenant, as Additional Rent, within thirty (30) days following receipt of Landlord’s invoice therefor. During the Term, Landlord shall keep and maintain in good repair and working order the Generator and enter into a service contract for maintenance of the Generator (the “Generator Service Contract”), which Generator Service Contract shall include, at a minimum, the manufacturer-recommended service schedule (if any). Tenant shall reimburse Landlord, as Additional Rent, for reasonable costs incurred by Landlord in connection with the maintenance, repair and/or replacement of the Generator within thirty (30) days following Landlord’s delivery of an invoice therefor, which costs shall include, without limitation, the cost of the Generator Service Contract, the cost of repair of the Generator not included in the Generator Service Contract and/or the cost of replacing the Generator; provided, however, that in the event the Generator requires replacement or in the event a single repair to the Generator is estimated to cost in excess of $50,000, Landlord shall provide Tenant advance written notice of the necessity of such replacement or such repair and Tenant may, within fifteen (15) days following such notice, provide Landlord written notice of Tenant’s termination of the Generator License, whereupon (x) Tenant shall no longer be responsible for costs associated with the Generator arising after the effective date of such termination of the Generator License, (y) Tenant shall have no further rights with respect to the Generator or any connection thereto and (z) Landlord shall have no obligations to Tenant with respect to the Generator.

7.4	Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined below) (collectively a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent except as otherwise expressly provided herein, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Landlord shall use commercially reasonable efforts to end any interruption caused by a Service Failure within Landlord’s commercially reasonable control.

The foregoing notwithstanding, if:

(i)	a Service Failure of shall occur with respect to electrical service to the Premises (an “Electrical Service Failure”), except to the extent due to (A) any act of Tenant or Tenant Related Parties and their respective employees, agents, contractors or invitees or any person claiming by, through or under Tenant or (B) a Casualty or Taking covered under Sections 16 and 17 below, and

(ii)	the remedy of such Electrical Service Failure is within the commercially reasonable control of Landlord to cure (Tenant hereby acknowledging and agreeing that Landlord shall be deemed to have reasonable control of the electric lines and equipment serving the Building and Premises only between (x) the point where the electric utility’s power line connects to the main electrical panel of the Building and (y) the point where the Building’s common power lines connects to the main electrical sub-panel(s) serving the Premises, referred to herein as “Tenant’s Panel”), and

(iii)	such Electrical Service Failure continues for more than ten (10) consecutive days after Landlord shall have received written notice thereof from Tenant, and

(iv)	as a result of such Electrical Service Failure, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected,

then there shall be an abatement of one day’s Base Rent for each day during which such Electrical Service Failure continues after such ten (10) consecutive day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises affected by such Electrical Service Failure notwithstanding such Electrical Service Failure, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. Any abatement of Base Rent under this paragraph shall apply only with respect to Base Rent allocable to the period after each and all of the conditions set forth in subsections (i) through (iv) hereof shall have been satisfied and only during such times as each and all of such conditions shall continue to exist. Under no circumstances shall any loss of electrical power in the Premises arising from any portion of the electrical systems serving the Premises from Tenant’s Panel forward be deemed an Electrical Service Failure.

7.5	Tenant shall be responsible, at its sole cost and expense, for all janitorial services provided to the Premises. If and to the extent Tenant desires Landlord to provide janitorial services to the Premises, Tenant shall reimburse Landlord, as Additional Rent, for the cost thereof within thirty (30) days of receipt of Landlord’s invoice for such services.

8.	Leasehold Improvements. All improvements in and to the Premises, including any of those improvements included in Landlord Work and any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at the time of approval of any Alterations that require consent (and at least thirty (30) days prior to the Termination Date for Alterations that do not require Landlord consent), may require Tenant, at its expense, to remove at the end of the Term such Alterations (defined below) that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”); provided that all Cable (defined below) installed by or for the benefit of Tenant shall be deemed a Required Removable without the requirement of Landlord providing Tenant written notice of the need to remove such Cable. Required Removables shall include, without limitation, raised floors, personal restrooms and showers, vaults, rolling file systems and structural alterations and modifications, but shall not include internal stairways. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable.

9.	Repairs and Alterations.

9.1

Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear, casualty and condemnation excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units (including without limitation all computer room air conditioning units), kitchens, hot water heaters, plumbing, and similar facilities installed by or for the exclusive benefit of Tenant; (g) plate glass and (h) Alterations. Upon request of Tenant, Landlord shall provide reasonable access during regular building hours to those areas of the Building outside of the Premises as may be needed for Tenant to perform its obligations with respect to maintenance and repairs. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building or Property caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than thirty (30) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall reimburse Landlord for Landlord’s reasonable, out-of-pocket cost of the repairs, together with an administrative charge in an amount equal to three percent (3%) of the cost of such repairs, provided that if the nature of a repair is such that it cannot reasonably be completed within thirty (30) days, Tenant shall commence such repair within such 30-day period and Landlord shall refrain from performing such repair as long as Tenant is diligently prosecuting such repair to completion. “Tenant Related Parties” shall mean Tenant’s officers, members, managers, directors, shareholders, employees and agents.

9.2	Landlord shall keep and maintain in good repair and working order and perform maintenance upon the Common Areas (including landscaping, Common Area janitorial service and snow plowing of the common parking lot and driveways), the structure, foundation and roof of the Building and all common base building systems (including HVAC, electrical, mechanical and plumbing systems) and elevators.

9.3	Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance. The foregoing notwithstanding, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic/Cabling Alteration”): (a) the work is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, or is limited to installing low-voltage telephone or data cabling within the Premises; (b) the work visible from the exterior of the Premises or Building is consistent with the aesthetics of the Building; (c) the work will not affect the base building systems; (d) other than low-voltage telephone or data cabling within the Premises, no work will be performed inside the walls, below the floor, or above the ceiling of the Premises; (e) the cost of such work does not exceed $50,000 in each instance; and (f) Tenant provides Landlord prior written notice of the performance of such Cosmetic/Cabling Alteration. Cosmetic/Cabling Alterations shall be subject to all the other provisions of this Section 9.3, other than the requirement to provide “as-built” plans, the requirement to reimburse Landlord for third party examinations and the requirement to pay the 10% fee for oversight. Prior to starting any Alteration work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to base building work); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval (provided such approval shall not be required if such change shall satisfy all conditions for a Cosmetic/Cabling Alteration). Alterations shall be constructed in a good and workmanlike manner using new materials of good quality but in all instances at least equal to the then current quality of materials in the Premises. Tenant shall reimburse Landlord for any reasonable out-of-pocket sums paid by Landlord for third party examination of Tenant’s plans for Alterations (except for Cosmetic/Cabling Alterations). In addition, Tenant shall pay Landlord, as Additional Rent, a fee for Landlord’s oversight and coordination of any Alterations (other than Cosmetic/Cabling Alterations) equal to 10% of the cost of the Alterations. Upon completion, Tenant shall furnish “as-built” plans for all Alterations (except for Cosmetic/Cabling Alterations), completion affidavits and full and final lien waivers. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law. If at any time construction by or on behalf of Tenant shall cause disharmony, interference or union disputes of any nature whatsoever, whether with contractors of the Landlord and/or other tenants or occupants of the Building or Property, Landlord reserves the right, without any liability to Landlord whatsoever, to immediately halt such construction and/or bar any offending contractors and/or subcontractors from the Building or Property until such disharmony, interference or union disputes may be resolved. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

9.4	As a condition precedent to commencing any Alterations to the Premises that are not to be performed by the Landlord (“Tenant Alterations”) and will cost in excess of $250,000, Tenant shall provide to Landlord upon request such reasonable security for the performance of such Tenant Alterations, including without limitation a lien prevention bond acceptable to Landlord in its reasonable discretion.

10.	Entry by Landlord. Landlord may enter the Premises upon reasonable prior notice and during normal business hours (except in the event of a bona fide emergency, in which case such prior notice shall be given and the timing of access shall occur as is reasonable under the circumstances) to (i) inspect or (if Landlord is performing janitorial work) clean the Premises, (ii) perform or facilitate the performance of repairs, updates, alterations or additions to the Premises or any portion of the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building’s systems) which are not reasonably accessible except from within the Premises, (iii) show the Premises to prospective purchasers or lenders or (iv) during the last nine (9) months of the Term, show the Premises to prospective tenants. The foregoing notwithstanding, in no event shall Landlord access the portion of the Premises located on the fifth (5th) floor of the Building without an escort provided by Tenant except in the event of a bona fide emergency. Landlord may also provide emergency egress though the Premises by occupants of the Building if and to the extent such emergency egress is required to make portions of the Building comply with applicable Law. To the extent reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Entry pursuant to this Section 10 shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Tenant shall provide to Landlord keys and alarm and access codes to the Premises, and Tenant shall indemnify and hold Landlord and Landlord Related Parties harmless from any claims arising from damage to the Premises or property therein if Landlord must enter the Premises by force during a bona fide emergency due to Tenant’s failure to provide such keys and codes.

11.	Assignment and Subletting.

11.1

Except in connection with a Permitted Transfer (defined below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.2. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease. Notwithstanding the foregoing, in the event a Default exists either at the time Tenant requests consent for such sublease or assignment or at the commencement of such sublease or assignment (including without limitation a Permitted Transfer), Landlord may, at its sole discretion, refuse consent to such assignment or sublease. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee’s business is not suitable for the Building considering the business of the other tenants and the Building’s prestige, or would result in a violation of another tenant’s rights; (3) the proposed transferee is a governmental agency or occupant of the Building or Property; (4) any portion of the Property, Building or Premises would likely become subject to additional or different laws not acceptable to Landlord as a consequence of the proposed Transfer; (5) at any time during the prior six (6) month period, the proposed transferee has inquired of or negotiated with the Landlord or the Landlord’s agents regarding leasing space in the Building or Property; (6) Tenant publicly advertises a sublease rent or other financial terms of a transfer below the then current market rent, determined in Landlord’s sole discretion, for other available space in the Building or Property; (7) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the Permitted Use; or (8) the proposed subtenant or assignee is a licensee, tenant or subtenant of any portion of the Building or Property so long as comparable space is then available, or is reasonably expected to become available within the next six (6) months following the date of the proposed transfer. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed transfer and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment.

11.2	Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within twenty- one (21) days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay to Landlord, as Additional Rent, a review fee of $2,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer.

11.3	Tenant shall pay Landlord, as Additional Rent, 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.4

Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) a Default, or event which with the giving of notice or the passage of time, or both, would constitute a Default, does not exist as of the effective date of such assignment or subletting; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the day prior to the date of the proposed Ownership Change or the date of execution of the Lease, whichever is greater; (c) the use is only for the Permitted Use; and (d) Tenant shall give Landlord written notice at least fifteen (15) Business Days prior to the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant (for such period of time as such entity continues to be controlled by, controlling or under common control with Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be controlled by, controlling or under common control with Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Section).

12.	Liens. Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant shall within five (5) Business Days of notice thereof, immediately fully discharge any lien or like filing, including any notice of contract, by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, such failure shall be a default hereunder and Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.	Indemnity and Waiver of Claims. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord Related Parties (defined below), Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined below) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. In addition to the foregoing Tenant agrees that Landlord shall have no responsibility or liability whatsoever for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s contractors or licensees.

Except to the extent arising from the negligence or willful misconduct of Tenant or Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant and Tenant Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with any damage or injury occurring on the Property or any negligent acts or omissions (including violations of Law) of Landlord , the Landlord Related Parties or any of Landlord’s contractors or licensees.

14.	Insurance. Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $5,000,000.00 (including coverage provided under Tenant’s umbrella liability insurance policy); (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the holder(s) of any mortgage(s) encumbering the Premises, the managing agent for the Property (or any successor), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear, provided that Landlord provides to Tenant the names and addresses of the specific parties to be listed as such additional insureds. Tenant shall give Landlord and its designees at least thirty (30) days’ advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. Tenant’s Insurance requirements stipulated herein are based upon current industry standards. Landlord reserves the right to require additional coverage and/or to increase limits as industry standards change and/or as required by Landlord’s mortgagees from time to time. Landlord will obtain and keep in force during the Term a policy or policies of “all risk” property insurance coverage applicable to the Building (which coverage may be pursuant to a blanket policy or policies) insuring one hundred percent (100%) of the replacement value of the Building.

15.	Subrogation. Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Property, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.	Casualty Damage.

16.1	If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord shall provide Tenant with a written estimate of the amount of time required to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 180 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the intentional misconduct of Tenant or any Tenant Related Parties.

Landlord, by written notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.

Tenant shall have the right to terminate this Lease upon fifteen (15) days prior written notice if: (A) (1) Landlord fails to deliver the Completion Estimate within sixty (60) days following the date of the Casualty or (2) Landlord fails to Substantially Complete repair and restoration of the Premises within the time period set forth in the Completion Estimate; provided, however, that such termination shall be of no force or effect if Landlord delivers the Completion Estimate or Substantially Completes such repair and restoration before the expiration of such 15-day period, and (B) if the Premises have been materially damaged and there is less than one (1) year of the Term remaining as of the date of the casualty.

16.2	If this Lease is not terminated, Landlord shall promptly and diligently, subject to delays for insurance adjustment or other matters beyond Landlord’s control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty to the extent of insurance proceeds received by Landlord, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s Insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs and approved in advance by Tenant (such approval not to be unreasonably withheld); and to the extent Tenant does not approve of any such excess costs, Landlord shall be deemed to have fully completed restoration and repair of the Premises without having completed any work allocable to such costs not approved by Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Base Rent and Tenant’s Pro Rata Share of Expense Excess and Tenant’s Pro Rata Share of Tax Excess shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.

Condemnation. Either party may terminate this Lease if (i) any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof or (ii) such portion of the Building and/or Property are taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof so as to render the Premises entirely inaccessible for the balance of the then-current term of the Lease (a “Taking”). For the purposes of this Section, a “material” part of the Premises shall be over 50% of the Premises. Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building or

Property. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the Square Footage of the Property or Premises. All compensation awarded for a Taking shall be the property of Landlord. The rights to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.	Events of Default. Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for five (5) days (a “Monetary Default”); (b) except for a Monetary Default and (c) - (h) below (for which there shall be no cure period) Tenant’s failure to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant; (c) Tenant or any guarantor of the Lease becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) Tenant abandons the Premises and fails to pay Rent when due; (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property; (g) Tenant fails to carry any of Tenant’s Insurance and/or Tenant fails to deliver a certificate evidencing Tenant’s Insurance within five (5) Business Days of Landlord’s request therefor or (h) Tenant is in default under Sections 11.1 or 12 above beyond any applicable notice and cure periods. If there are two (2) Defaults during the Term due to Tenant’s failure to comply with any specific provision of this Lease on two (2) separate occasions in any 12-month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant, which shall not require notice and which shall not require a cure period. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be in default in the performance of any of Landlord’s obligations under this Lease unless and until Landlord shall have failed to perform such obligations within thirty (30) days after receipt of written notice from Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation, provided that if such cure may not be reasonably be completed within such 30-day period, Landlord shall have such additional time as may be reasonably required to cure such default so long as Landlord diligently continues to pursue such cure.

19.	Remedies.

19.1

Upon Default, Landlord shall have the right to pursue any one or more of the following remedies: (a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord; and (b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of

Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. Landlord may (but, except as expressly provided below, shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease. Landlord agrees to use commercially reasonable efforts to mitigate its damages in the event of a Default by Tenant, provided that the foregoing shall in no way constitute any waiver by Landlord of any rights or remedies under the Lease, at law or in equity.

19.2	In lieu of calculating damages under Section 19.1, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations as provided in Section 9.1. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. Additionally, at any time following termination of the Lease due to Tenant’s default, whether or not Landlord shall have collected any such current damages and/or liquidated damages, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, as Additional Rent upon demand following such termination, (i) the unamortized portion of the costs of Landlord Work and the Free Rent Amount (amortized on a straight-line basis over the Term) and (ii) any unreimbursed Amortized Additional Allowance (defined in Exhibit F below). This provision shall survive the termination of the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.	Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor landlord) shall be limited to the interest of Landlord in the Property. Tenant shall look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord or any Landlord Related Party. Neither Landlord nor any Landlord Related Party shall be personally liable for any judgment or deficiency, and in no event shall Landlord or any Landlord Related Party be liable to Tenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) whom Tenant has been notified hold Mortgages (defined in section 23 below), notice and shall give Landlord and such Mortgagee reasonable time to cure the alleged default. Without limiting the foregoing, in no event shall Landlord or any Mortgagees or Landlord Related Parties ever be liable for any consequential or incidental damages or any lost profits of Tenant.

In no event shall Tenant be liable to Landlord for any form of special, indirect or consequential damage other than those incurred under Sections 22 and 26.14 below.

21.	Intentionally Omitted.

22.	Holding Over. If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, Tenant shall be liable for all damages that Landlord suffers from the holdover, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of (i) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover or (ii) the then-current fair market rent for the Premises as reasonably determined by Landlord based on then current rents charged by Landlord to other tenants leasing space within the Property. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be liable for special, incidental or consequential damages incurred by Landlord as a result of a holdover by Tenant unless (x) such holdover exceeds thirty (30) days and (y) Tenant has not surrendered the Premises in accordance with this Lease within thirty (30) days of receipt of Landlord’s demand to vacate the Premises.

23.	Subordination to Mortgages; Estoppel Certificate.

23.1	Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other similar lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from its existing Mortgagee on such Mortgagee’s commercially reasonable standard form and in recordable form within thirty (30) days following the full execution and delivery of this Lease by Landlord and Tenant and Tenant’s delivery of the Security Deposit. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee provided that such agreement contains commercially reasonable provisions for the recognition of Tenant as the tenant under this Lease and the non-disturbance of Tenant in its possession of the Premises under this Lease. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease provided that such successor and Tenant have entered into an agreement for such attornment that also contains commercially reasonable provisions for the recognition of Tenant as the tenant under this Lease and the non-disturbance of Tenant in its possession of the Premises under this Lease. Landlord and Tenant shall each, within ten (10) days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults to such party’s knowledge and the amount of Rent that is due and payable.

23.2

With reference to any assignment by Landlord of its interest in this Lease and/or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a Mortgagee, Landlord and Tenant agree: (a) that the execution thereof by Landlord and acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant or by written agreement with Tenant, specifically otherwise elect; and (b) that, except as aforesaid, such Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such Mortgagee’s Mortgage and the taking possession of the Premises after having given notice of its intention to succeed to the interest of Landlord under this Lease.

24.	Notice. Unless otherwise expressly provided in this Lease, all notices and other communications given pursuant to this Lease shall be in writing and shall be sent by (1) first class, United States Mail, postage prepaid, certified, with return receipt requested, (2) hand delivery to the intended address, or (3) nationally recognized overnight delivery service. All such notices and other communications shall be effective (i) in three (3) Business Days after deposit in United States Mail in case of (1) above, (ii) actual delivery in case of (2) above, and (iii) the next Business Day in case of (3) above. Such notices and other communications shall be addressed to the parties as specified in the party’s respective Notice Address(es) set forth in Section 1, which addresses may be changed (other than to a post office box address) by the giving of notice as provided in this section.

25.	Surrender of Premises. At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by casualty or taking excepted. If Tenant fails to remove any of Tenant’s Property upon termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within five (5) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.	Miscellaneous.

26.1	This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov or any replacement website or other replacement official publication of such list.

26.2	If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.3	Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.4	Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to attorn to such successor in interest of Landlord and look solely to the successor in interest of Landlord for the performance of such obligations. Tenant shall, within five (5) days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment, provided that no such assurance amends or modifies Tenant’s rights and obligations under this Lease.

26.5	Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt with no brokers in connection with this Lease, and Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord represents that it has dealt with no brokers in connection with this Lease, and Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

26.6	Time is of the essence with respect to Tenant’s obligations under this Lease. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.7	Landlord shall not disturb Tenant’s use of the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors (which term shall include Mortgagee only to the extent set forth in a so-called subordination, non-disturbance and attornment agreement) only during its or their respective periods of ownership of the Building.

26.8	Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

26.9	Provided that Tenant shall have executed and delivered to Landlord in recordable form the form of Notice of Termination of Lease attached hereto as Exhibit G-2 (the “Notice of Termination”), Landlord shall execute, in recordable form and in the form attached hereto as Exhibit G-1, a Notice of Lease (the “Notice of Lease”). In the event Tenant records the Notice of Lease with the applicable registry of deeds, Landlord shall be entitled upon the expiration or earlier termination of this Lease to record the Notice of Termination. Tenant shall not otherwise record this Lease or any memorandum or notice without Landlord’s prior written consent, which may be withheld at Landlord’s sole discretion. Landlord and Tenant each agree to provide such evidence of legal existence and corporate or limited liability company authority as may be required by the applicable registry of deeds in order to record such Notice of Lease and Notice of Termination.

26.10	Unless another amount is specified in this Lease, whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord, as Additional Rent, for Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys’, engineers’ or architects’ fees, within ten (10) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

26.11	Within fifteen (15) days after Landlord’s written request, Tenant shall deliver to Landlord Tenant’s most recent audited annual financial statements (including any notes thereto), or, if no such audited statements have been prepared, such other financial statements (including any notes thereto) as may have been prepared by an independent certified public accountant or, if no such statements have been independently prepared, Tenant’s internally prepared financial statements certified as true and correct by an officer of Tenant. Any such financial statements delivered by Tenant shall be held in confidence by Landlord (using protection measures no less stringent than those used to protect its own confidential information). If the stock of Tenant is publicly traded, Tenant’s public filings of its financial statements with the Securities and Exchange Commission or other applicable securities regulator shall be deemed to satisfy Tenant’s obligations under this Section.

26.12	Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building or Property, for the installation and operation of telecommunications systems. Landlord agrees to provide such entities with reasonable access to and within the Building solely for the installation of telecommunications systems during Business Service Hours, provided that any such access shall in no event create any rights in the Property by such entities.

26.13

Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except for such disclosures as may be required by applicable law, by an order of a court of competent jurisdiction, or in connection with the enforcement of this Lease before a court of competent jurisdiction. The foregoing shall not prohibit disclosure on a need-to-know basis to Tenant’s employees, officers, directors, accountants, auditors, lenders and legal and business advisors, which parties shall be deemed subject to this Section 26.13 and acting on behalf of Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

26.14	The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building or Property. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building or Property except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all applicable Laws. If Tenant breaches its obligations under this Section, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys’ fees and cost of cleanup and remediation) arising from Tenant’s failure to comply with the provisions of this Section. This indemnity provision shall survive termination or expiration of the Lease. Landlord represents to the best of its actual knowledge as of the date first set forth above that there are no Hazardous Materials in the Premises. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall only have obligations and liabilities, if any, for Hazardous Materials brought, used, generated, stored or disposed of on the Property and/or Premises by Tenant or Tenant Related Parties and their respective employees, agents, contractors or invitees or any person claiming by, through or under Tenant (including without limitation any subtenant or licensee).

26.15	Tenant hereby acknowledges that Landlord, Landlord Related Parties, or their respective affiliates may, from time to time, seek to obtain various approvals, variances, permits, authorizations and/or special permits with respect to the Property and other real property owned by such parties. Without limiting Tenant’s rights under this Lease, Tenant hereby agrees to cooperate with Landlord, at no cost to Tenant, in all such efforts and further covenants not to oppose or interfere with Landlord, Landlord Related Parties, or their respective affiliates, agents, designees, appointees or assigns, in any attempts to obtain any such approvals, variances, permits, authorizations and/or special permits. Tenant’s obligations under this paragraph shall be binding on Tenant’s officers, directors, shareholders and employees and shall survive the termination of the Lease. Any such interference shall be material default under this Lease not subject to cure and following such default Landlord, at its sole discretion, may terminate this Lease. Landlord reserves the right at any time to convert the Property into a condominium in accordance with M.G.L. c. 183A, and Tenant agrees to execute all commercially reasonable consents, agreements and other documents reasonably required by Landlord to complete any such conversion provided that the same do not materially derogate from Tenant’s rights under this Lease or materially increase Tenant’s obligations under this Lease.

[signatures on following page]

Landlord and Tenant have executed this Lease Agreement as a document under seal as of the day and year first above written.

WITNESS/ATTEST: /s/ Cary Tarpinian		LANDLORD: AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company

Name (print):	Cary Tarpinian	By:	/s/ Kurt W. Saracere

		Name:	Kurt W. Saracere

		Title:	Manager

WITNESS/ATTEST: /s/ Janene Asgeirsson		TENANT: ACACIA COMMUNICATIONS, INC., a Delaware corporation

Name (print):	Janene Asgeirsson	By:	/s/ Murugesan Shanmugaraj

		Name:	Murugesan Shanmugaraj

		Title:	President & CEO

/s/ Janene Asgeirsson		By:	/s/ John Gavin

Name (print):	Janene Asgeirsson	Name:	John Gavin

		Title:	Chief Financial officer

27-0291921
Tenant’s Tax ID Number (SSN or FEIN)

EXHIBIT A

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company (“Landlord”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Tenant”) for space in Building Three of Mill & Main, Maynard, Massachusetts 01754.

1.	Payments.

1.1	Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of an estimate revised in good faith by Landlord, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.2	As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be (and Landlord shall use commercially reasonable efforts to provide such statement within ninety (90) days following the end of such calendar year or Fiscal Year, as the case may be). If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal year, as the case may be, Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year. This provision shall survive the termination or earlier expiration of the Lease.

2.	Expenses.

2.1	“Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, improving and managing the Building and the Property. Expenses include, without limitation:

(i)	all salaries, wages, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto, of and for Landlord’s employees at the level of building manager and below engaged in the operation of the Building and Property or attributable to the operation of the Building and Property, it being understood that salaries, wages, fringe benefits, payroll taxes and workmen’s compensation insurance premiums for any officers, directors or employees above the level of building manager shall not be included in Expenses;

(ii)	all costs, including moneys paid to utility companies and municipalities, related to providing electricity, heat, air conditioning, steam and water (including sewer taxes or rentals) to the Building and Property;

(iii)	all costs of any insurance carried by Landlord related to the Building and Property;

(iv)	all costs, including material and equipment cost, for cleaning and janitorial services (including window cleaning);

(v)	all costs of operating, maintaining, repairing, improving and managing the Building and Property, including operation, repair and replacement of heating and air conditioning equipment, elevators, and any other common Building and Property equipment;

(vi)	accounting costs;

(vii)	rental and purchase cost of parts, supplies, tools and equipment;

(viii)	the Annual Charge-off of capital improvements and capital expenditures (as determined under generally accepted accounting principles and practices) incurred (i) to reduce the anticipated amount of Expenses or to prevent an anticipated increase in Expenses, (ii) to maintain the Building in good working order and condition, or (iii) in order to comply with requirements of Law promulgated and enacted after the Commencement Date, where “Annual charge-off” shall be determined by dividing (I) the cost of the original capital improvement or expenditure plus an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by (II) the number of years of useful life reasonably contemplated by Landlord for such capital expenditure in accordance with generally accepted accounting principles and practices in effect at the time of making such improvement or expenditure;

(ix)	costs of all service contracts relating to services referred to in subparagraphs (i) - (v) above and to any part of the operation of the Building and Property by Landlord; and

(x)	an administrative fee equal to five percent (5%) of all the aforesaid annual operating costs.

Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.2	Notwithstanding anything to the contrary contained in this Lease, Expenses shall not include:

(i)	costs of renovation of leased premises in the Building or Property incurred in connection with preparing space for a new tenant;

(ii)	interest and depreciation charges (except as set forth in 2.1(viii) above);

(iii)	any expense for which Landlord is otherwise compensated through the actual receipt of insurance proceeds or is otherwise compensated by any tenant (including Tenant) of the Building or Property or any other party, excluding all deductibles;

(iv)	capital expenditures, except to the extent provided in 2.1(viii) above;

(v)	legal fees incurred in connection with leasing disputes and/or in connection with financings, refinancing, sales or syndications of any of Landlord’s interest in the Building or Property;

(vi)	any ground or underlying lease rental, and any bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or Property;

(vii)	advertising and promotional expenditures, and marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or Property;

(viii)	expenses in connection with services or other benefits (I) for which Tenant is charged for directly, (II) for management fees paid or charged by or for the benefit of Landlord in excess of three percent (3%) of gross rents for the Property or (III) which are provided to tenants on an extra cost basis after regular business hours;

(ix)	rent for any office space occupied by Property management personnel to the extent the rental rate for of such office space exceeds the fair market rental value of office space occupied by management personnel of comparable properties;

(x)	amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building or Property to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xi)	costs arising from Landlord’s charitable or political contributions and costs for fine art sculpture, fine art paintings or other fine art objects; and

(xii)	costs for or arising from the removal, remediation, management or containment of any Hazardous Materials in the Building or Property (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease).

2.3	If at any time during a calendar year the Property is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Property, Expenses shall, at Landlord’s option, be determined as if the Property had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Property. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term.

3.	“Taxes”shall mean: all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Property and/or Building. Any tax upon the Property and/or Building or other tax levied or imposed by any taxing authority in lieu of the present method of real estate taxing shall be deemed to be the Taxes referred to in this provision. Taxes shall include any and all expenses incurred in good faith by the Landlord in contesting the validity of, in seeking a reduction in, and/or in seeking to prevent an increase in any such tax or assessment. Said expenses shall be added to the Taxes to coincide with the period in which said expenses are incurred. Taxes shall not include income taxes of Landlord or its affiliates or any interest or penalties incurred by the Landlord due to any nonpayment or late payment. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within thirty (30) days after Tenant’s receipt of a statement from Landlord.

4.	Tenant, within forty-five (45) days after receiving Landlord’s statement of Expenses, may give Landlord written notice (a “Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review at a location in Middlesex or Suffolk counties in Massachusetts. If any records are maintained at a location other than the management office for the Property, Tenant may either inspect the records at such other location or pay for Landlord’s reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the Commonwealth of Massachusetts, and the inspection shall not be on a “contingency fee” basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within forty-five (45) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) if Tenant’s audit indicates a potential overcharge by more than 1%, which Objection notice shall state in reasonable detail any objection to Landlord’s statement of Expenses for that year. If (i) such an audit reveals an undercharge by Landlord or an overcharge by Landlord of 1% or less for that year, (ii) Tenant fails to give Landlord an Objection Notice within the 45-day period or (iii) Tenant fails to provide Landlord with a Review Notice within the 45-day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. Tenant acknowledges and agrees that any documents or information provided to Tenant in connection with an audit are of a highly confidential nature and, except as may be required by law and in any litigation between Landlord and Tenant, under no circumstances shall Tenant or any of Tenant’s employees, agents or contractors disclose or make public any information obtained by Tenant or any of Tenant’s employees, agents or contractors regarding information generated from such audit. Any such disclosure shall be deemed a breach of this Lease with no notice or cure period. Tenant covenants that in the event Tenant requests an audit, Tenant shall inform all of Tenant’s employees, agents and contractors of the confidentiality requirements set forth herein. The confidentiality provisions set forth in this paragraph shall survive the termination of this Lease. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant (i) has paid and continues to pay all Rent when due and (ii) is not in Default hereunder at the time the Review Notice and/or Objection Notice is delivered. In the event Tenant timely delivers an Objection Notice to Landlord, Landlord and Tenant will use reasonable efforts to resolve the dispute and make an appropriate adjustment, failing which, they will submit any such dispute to arbitration pursuant to the rules and jurisdiction of the American Arbitration Association division located in Boston, Massachusetts. The decision rendered in such arbitration will be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses, which will be the respective parties’ responsibility, will be paid by the party against whom the decision is rendered. If, by agreement or as a result of an arbitration decision, it is determined that Expenses claimed by the Landlord exceed the actual Expenses by more than three percent (3%), the actual, commercially reasonable hourly costs to Tenant of Tenant’s audit will be reimbursed by Landlord.

EXHIBIT C

[Intentionally Omitted]

EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Date

Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of the day of , 2016, by and between AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company (“Landlord”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Tenant”) for 114,229 rentable square feet located on the first (1st), third (3rd), fourth (4th) and fifth (5th) floors of Building Three of Mill & Main, Maynard, Massachusetts 01754.

Dear	:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Lease is ;

2.	The Termination Date of the Lease is ; and

3.	The total Amortized Additional Allowance disbursed by the Landlord is $ and the monthly reimbursement amount thereof due from Tenant is $ .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant: ACACIA COMMUNICATIONS, INC.

By:
Name:
Title:
Date:

EXHIBIT E

RULES AND REGULATIONS

1.	The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. All hand trucks used by tenants for deliveries in the Building shall be equipped with rubber tires and sideguards and the tenants shall be solely responsible for any damage caused by them or their agents during any deliveries to the Premises.

2.	The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3.	No carpet, rug or other such item shall be hung or shaken out of any window of the building; and no tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building; and Tenant shall not use or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles or animals of any kind be kept in or about the Building. Smoking in any portion of the Building is strictly prohibited.

4.	No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Such window treatments shall be of a quality, type, design and color, and attached in a manner approved by Landlord.

5.	No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of the Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense of removal to any tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

6.	Except as expressly permitted under the Lease in connection with Cosmetic/Cabling Alterations, no tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall secure any floor covering with cement or other similar adhesive material.

7.	No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss by Tenant or its employees, agents, contractors or invitees of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

8.	Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease of which these rules and regulations are a part. Tenant’s use of such freight elevators and service entrances shall be without charge to Tenant.

9.	Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

10.	Landlord reserves the right to exclude from the Building outside of Building Service Hours all persons who do not present a pass to the Building issued by Landlord. Landlord will furnish passes to persons for whom any tenant requires same in writing. Each tenant shall be responsible for all persons for whom s/he requests such pass and shall be liable to Landlord for all acts of such persons.

11.	Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

12.	Tenants shall not cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

13.	If the Building contains central air conditioning and ventilation Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services.

14.	If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause such vermin in its Premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ an exterminator approved by Landlord.

15.	Tenant and the employees, agents and contractors of Tenant, shall not violate any law regulating tobacco smoking in the Building, including the Premises and the common areas of the Building. In the event Tenant or its employees, agents and contractors violate any such law, Tenant shall be responsible for payment of all fines and penalties assessed against Landlord.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company (“Landlord”) and ACACIA COMMUNICATIONS, INC., a Delaware corporation (“Tenant”) for space in Building Three of Mill & Main, Maynard, Massachusetts 01754.

1. Landlord Work.

Following the full execution and delivery of this Lease and payment and delivery of all items and amounts due upon execution, Landlord shall commence preparation of construction drawings and specifications consistent with the space plan of the Premises shown and detailed in Exhibit F-1 below (such construction drawings, together with the space plan in Exhibit F-1 being referred to herein as the “Landlord Work Plans”). Landlord will submit the Landlord Work Plans to Tenant for its review and agrees to respond in good faith to Tenant’s comments. Tenant agrees to give any proposed revisions to Landlord in writing within ten (10) Business Days of Tenant’s receipt of the Landlord Work Plans, and if no such written comments are received within such 10 Business Day period then the Landlord Work Plans shall be deemed approved by Tenant. If the parties cannot agree within ten (10) Business Days upon any revisions proposed by Tenant, Landlord shall make the final decision regarding any requested revisions that affect the base Building, structural components of the Building, any Building systems and/or any non-compliance matters with respect to building codes and/or other Laws (the “Base Design Criteria”), and Tenant shall make the final decision regarding any requested revisions to interior layout of the Premises not impacting Base Design Criteria and any interior finishes not impacting Base Design Criteria, provided that (i) such lay-out or finish specifications incorporate Building-standard materials and specifications as provided below, and (ii) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such proposed revisions. Any changes to the Landlord Work Plans following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as a Change Order as provided below. Following receipt of the Tenant’s Contribution (defined below), Landlord shall promptly commence to prepare the Premises for Tenant’s initial occupancy based upon the Landlord Work Plans approved by Landlord and Tenant as set forth above (the “Landlord Work”), which Landlord Work shall use Building-standard materials and specifications (except to the extent another specification is otherwise expressly set forth in Exhibit F-1 below) and shall be performed in a diligent and good and workmanlike manner and in compliance with applicable Laws. Tenant acknowledges and agrees that the Landlord Work shall not include any work for any low voltage wiring (e.g. telecommunications, data or security wiring), furniture installation and/or signage, and such work, if any, shall be performed by Tenant at its sole cost and expense and in compliance with the terms and conditions of this Lease.

The Landlord Work shall be deemed to be “Substantially Complete” on the later of the date that (i) Landlord has received a certificate of occupancy (or its functional equivalent from the governing municipality) sufficient for uninterrupted occupancy of the Premises by the Tenant and (ii) all Landlord Work has substantially been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with the Permitted Use of the Premises (the “Punch-List Items”); provided that Landlord shall diligently complete all Punch-List Items. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant or Tenant’s agents, employees, contractors or vendors, including, without limitation, Landlord’s administration of any Change Orders (defined below) requested by Tenant, a Change Order Delay (defined below) and/or Tenant’s failure to comply with any of its obligations under this Lease, including without limitation timely payment of any installment of the Tenant’s Contribution (each, a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay. In the event Tenant fails to respond to a Landlord request for a specification (e.g. paint color) within five (5) Business Days of Landlord’s request, such specification shall be as determined by Landlord in its sole discretion using Building-standard materials and palettes.

Tenant’s taking possession and acceptance of the Premises following the Substantial Completion of the Landlord Work shall not constitute a waiver of: (i) any warranty provided by the general contractor performing the Landlord Work with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Law on the date of Substantial Completion, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the Landlord Work Plans (subject to minor variations and such other changes as are permitted hereunder). Tenant shall have one year after the date of Substantial Completion within which to notify Landlord in writing of any portion of Landlord’s Work (I) not complying with applicable Law existing on the date of Substantial Completion and/or (II) not in substantial compliance with the Landlord Work Plans (collectively, a “Construction Defect”) discovered by Tenant, and Landlord shall use commercially reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within thirty (30) days after receipt of such notice (or if such remedy cannot reasonably be completed within 30 days, Landlord shall commence within 30 days and diligently prosecute same to completion as soon as reasonably practicable). Tenant shall be entitled to receive the benefit of all construction warranties from the general contractor or other contractors providing such warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises, to the extent permitted by such warranties. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be at Tenant’s cost.

In no event shall Landlord be obligated to expend more than $35.00/rsf of the Premises ($3,998,015 based upon 114,229 rsf of the Premises) for the performance of the Landlord Work (the “Cost Cap”), which Cost Cap shall include (without limitation) the cost of preparation of any necessary plans for the Landlord Work, any required permitting, and the cost of labor and materials (including demolition of the existing improvements in the Premises); Landlord and Tenant hereby expressly acknowledge that all costs of the Landlord Work in excess of the Cost Cap shall be at Tenant’s sole cost and expense.

The Landlord Work shall be performed on a value engineering basis, and prior to commencing the Landlord Work Landlord shall deliver to Tenant a detailed statement (the “Construction Budget”) of the Cost of Improvements (defined below) based upon the Landlord Work Plans. In the event the Construction Budget shall exceed the Cost Cap, Tenant shall (i) deliver to Landlord, within ten (10) Business Days following Landlord’s delivery to Tenant of the Construction Budget, twenty-five percent (25%) of the difference between the Cost of Improvements and the Cost Cap and (ii) pay the remaining difference between the Cost of Improvements and the Cost Cap in equal monthly installments over the number of months in the schedule for completion of the Landlord Work (i.e., if the schedule for the Landlord Work is 6 months, Tenant shall pay such excess in 6 equal monthly installments) (collectively, such payments shall be referred to as “Tenant’s Contribution”). As used herein, the “Cost of Improvements” shall mean all design, architectural and engineering costs incurred by Landlord in connection with the Landlord Work, costs of all labor and materials (including without limitation costs for acquisition, refurbishment and installation of any Generator and all enhancements and upgrades to the Building’s existing electrical capacity) and costs for removal of all construction debris for the Landlord Work, a construction management fee equal to three percent (3%) of the hard and soft costs of Landlord’s Work, general contractors fees for the Landlord Work, and any permit or license fees necessary for completion of construction of the Landlord Work.

To the extent Tenant requests any Change Orders (defined below), (i) such Change Orders shall be subject to Landlord’s prior written approval pursuant to Section 9.3 of the Lease, (ii) such Change Orders shall be at Tenant’s sole cost and expense and (iii) to the extent such Change Orders would result in any cost to Landlord in excess of the Cost Cap plus Tenant’s Contribution set forth above, the estimated cost of such additions or changes (“Tenant’s Additional Contribution”) shall be paid in full by Tenant to Landlord within five (5) Business Days of Landlord’s invoice therefor before such additions or changes are performed by Landlord. Failure by Tenant to timely pay for any such excess costs shall be deemed, at Landlord’s sole discretion, a withdrawal of such Change Order.

In the event Tenant desires changes to the Landlord Work as detailed in the Landlord Work Plans (each, a “Change Order”), Tenant shall submit a detailed request for such Change Order to Landlord in writing. Landlord shall use commercially reasonable efforts to respond in writing (the “Change Order Statement”) to such Change Order request within five (5) Business Days of Tenant’s submission with a statement detailing (i) the period of delay in Substantial Completion, if any, estimated by Landlord which would arise from such Change Order (the “Change Order Delay”) and (ii) Landlord’s good faith estimate of the Tenant’s Additional Contribution, if any, arising from such Change Order. Landlord shall have no obligation to perform such Change Order unless Tenant shall have (a) approved Landlord’s Change Order Statement in writing within five (5) Business Days following Tenant’s receipt of a Change Order Statement and (b) paid any Tenant’s Additional Contribution arising in connection with such Change Order.

Upon the written request of Tenant made prior Substantial Completion of the Landlord’s Work, Landlord shall provide up to $10.00/rsf (i.e. $1,142,290 based upon 114,229 Rentable Square Feet of the Premises) (the “Amortized Additional Allowance”) to fund any unpaid Tenant’s Contribution and/or any unpaid Tenant’s Additional Contribution. Commencing on the Commencement Date, Tenant shall reimburse Landlord, in equal monthly installments amortized over the Term of the Lease at an annual interest rate of 7%, all Amortized Additional Allowance disbursed by Landlord. Such monthly payments shall be deemed Additional Rent and shall be made together with Tenant’s payment of Base Rent.

2. Signage.

Initial signage on the primary suite entry to the Premises and in the Building lobby directory shall be installed in a Building-standard format at no cost to Tenant. Any changes to the same shall be (i) at the sole cost and expense of the party requesting such change, (ii) in compliance with the Building-standard signage program and (iii) subject to Landlord prior written approval, not to be unreasonably withheld, conditioned or delayed. If Landlord installs exterior monument signage or directional signage with the names of tenants in the Property, then so long as Tenant leases and occupies at least 114,229 Rentable Square Feet at the Property such exterior monument signage shall, at no cost to Tenant, include a single entry for Tenant’s name and, if applicable, logo, provided that the inclusion of Tenant’s logo on such monument sign shall (I) only be permitted if the logos of other tenants are included in such signage, (II) be subject to all applicable Laws and, (III) conform at all times to Landlord’s Building-standard signage program. If Tenant leases or occupies less than 114,229 Rentable Square Feet at the Property, any such inclusion of Tenant’s name and/or logo on such exterior monument signage shall be at Landlord’s sole discretion.

3. Right of First Offer.

Subject to (x) the initial leasing of such space to a third party and (y) the rights of third parties existing as of the date this Lease is fully executed and delivered by both parties without contingency and the rights of tenants under the initial leasing of such space, Tenant shall have a one-time right of first offer (the “Right of First Offer”) on (I) certain portions of the third (3rd) floor of the Building and (II) certain portions of the fourth (4th) floor of the building on the Property known as “Building 5” (each, as more particularly labeled in Exhibit H attached hereto as “Future Acacia Expansion Right of First Offer”, a “ROFO Space”) upon the following terms and conditions. Landlord will notify Tenant of its plans to market a ROFO Space for lease to any unrelated third party (the “ROFO Notice”), which ROFO Notice shall specify Landlord’s estimate of the fair market rent for such ROFO Space, the date of availability of such ROFO Space and all other material terms and conditions which will apply to such ROFO Space. Within five (5) Business Days following its receipt of any ROFO Notice, Tenant shall have the right to accept the same by written notice to Landlord. If Tenant notifies Landlord within such five (5) Business Day period that it wishes to lease the ROFO Space, Landlord and Tenant shall execute an amendment to the Lease incorporating the ROFO Space into the Premises upon the terms contained in the ROFO Notice within ten (10) Business Days following Landlord’s delivery to Tenant of a form therefor. If Tenant fails to notify Landlord within said five (5) Business Day period that Tenant intends to lease the ROFO Space or fails to execute Landlord’s form of amendment for such ROFO Space within ten (10) Business Days of receipt from Landlord, (i) Tenant shall be deemed to have waived its rights with respect to such ROFO Space and Landlord shall be entitled, but not required, to lease all or any portion of such ROFO Space to any third party or parties on such terms and conditions, including, without limitation, options to extend the term of such lease and/or expand the premises under such lease, and for such rent as Landlord determines, all in its sole discretion, and (ii) the Right of First Offer with respect to such ROFO Space shall be of no further force or effect, except that in the event that Landlord offers the ROFO Space at less than 90% of the fair market rent specified in the ROFO Notice, or if twelve (12) months have passed since the date of the ROFO Notice and Landlord has not leased the ROFO Space, then the Right of First Offer shall be deemed not waived by Tenant, shall be reinstated and Landlord will again offer the ROFO Space to Tenant in accordance with the procedure set forth above.

Notwithstanding any contrary provision of the Lease, the Right of First Offer, and any exercise by Tenant of the Right of First Offer shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising such right and on the commencement date of the amendment for a ROFO Space: (i) no Default exists at the time of the ROFO Notice or at the commencement of the term for such ROFO Space and (ii) the original Tenant named herein or an Affiliate pursuant to a Permitted Transfer is itself occupying the entire Premises at the time of the ROFO Notice and at the commencement of the term for such ROFO Space.

4. Parking.

During the Term, Tenant shall have the right to use parking in the common parking lot of the Property. Except for Tenant’s Reserved Parking (defined below), all parking spaces shall be on a non-reserved, first-come-first serve basis. Tenant’s rights to use such parking are non-assignable and intended solely for the use of Tenant’s employees working from and business invitees to the Premises and of any permitted assignee of this Lease or subtenant under this Lease; and as such Tenant shall not offer them for “use” or “license” to any other entity, the general public, or any other tenants of the Building. Four (4) parking spots in the parking garage serving the Property shall be reserved for the exclusive use of Tenant (“Tenant’s Reserved Parking”) in a location reasonably designated by Landlord on the first level of such parking garage, or if not on the first level then near access to stairs or elevators. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the parking lot. Landlord shall not be liable for any loss, injury or damage to persons using the parking lot or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the parking lot and the parking spaces shall be at the sole risk of Tenant and its employees and business invitees. Except for emergency repairs, Tenant and its employees and business invitees shall not perform any work on any automobiles while located in the parking lot.

Tenant’s use of the common parking lot shall be subject to such reasonable rules and regulations therefor as may be set and changed with reasonable prior notice by the Landlord from time to time for all tenants and uniformly enforced by Landlord during the Term. All such appurtenant rights for parking as set forth in this Section 4 shall expire upon termination of this Lease and shall have no separate independent validity or legal standing. Tenant shall have access to and use of the parking areas on a 24-hour per day, 7 days per week basis, provided that Landlord reserves the right to relocate and/or temporarily close any or all of the parking facilities to the extent necessary in the event of a casualty or governmental taking or for maintenance and repairs of the parking facility, and Landlord shall reopen the same or provide replacement parking facilities as soon as practicable thereafter.

5. Termination of Existing Lease.

Reference is hereby made to that certain Commercial Lease dated October 27, 2009 by and between Landlord and Tenant regarding Tenant’s lease of certain space in the Property (as amended to date, the “Prior Lease”). Effective as of the date that is sixty (60) days following the Commencement Date under this Lease (the “Prior Lease Termination Date”):

(a)	the Prior Lease shall be superseded by this Lease, shall be terminated and be of no further force or effect except with respect to (i) any rent due and owing as of the Commencement Date under the Prior Lease (the obligation of payment for which shall be deemed Additional Rent hereunder) and (ii) any provisions of the Prior Lease which shall expressly survive the expiration or earlier termination of the Prior Lease; and

(b)	Tenant shall surrender to Landlord all portions of the Property leased by Tenant under the Prior Lease (to the extent not a portion of the Premises under this Lease) in the condition required under the Prior Lease.

In addition to the foregoing, Landlord and Tenant agree that any portion of the $68,000 security deposit held by Landlord under the Prior Lease not used as permitted under the Prior Lease shall be returned to Tenant within thirty (30) days following the termination of the Prior Lease. In no event shall the Security Deposit under this Lease be applied to Tenant obligations under the Prior Lease.

EXHIBIT F-1

SPACE PLAN

[see attached]

EXHIBIT G-1

FORM OF NOTICE OF LEASE

[see attached]

NOTICE OF LEASE

Notice is hereby given, pursuant to the provisions of Chapter 183, Section 4 of the Massachusetts General Laws, of a lease upon the following terms:

Landlord:	AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company

Tenant:	ACACIA COMMUNICATIONS, INC., a Delaware corporation

Date of Lease Execution:	April 13, 2016.

Premises:	114,229 square feet, consisting of 430 square feet on the first (1st) floor, 23,805 square feet on the third (3rd) floor and the entire fourth (4th) and fifth (5th) floors of the building commonly known as Building 3 of Mill & Main (a/k/a 3 Clock Tower Place), Maynard, Massachusetts, which building is located in the property more particularly described in Exhibit A attached hereto.

Right of First Offer:	Subject to the terms and conditions set forth in the Lease, Tenant has a one-time right of first offer with respect to (I) certain portions of the third (3rd) floor of Building 3 referenced above and (II) certain portions of the fourth (4th) floor of the building commonly known as Building 5 of Mill & Main (a/k/a 5 Clock Tower Place), Maynard, Massachusetts.

Commencement Date:	Subject to adjustment as provided in the Lease, November 1, 2016.

Term:	The initial term of the Lease shall expire on the last day of the ninety-sixth (96th) full calendar month following the Commencement Date.

Option to Extend:	None.

To the extent there is an inconsistency between the Lease and this Notice of Lease, the terms of the Lease shall govern.

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Notice of Lease as of this      day of                     , 2016.

LANDLORD: AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company

By:

Name:

Title:

TENANT: ACACIA COMMUNICATIONS, INC., a Delaware corporation

By:

Name:

Title:

COMMONWEALTH OF MASSACHUSETTS

                        , ss.

On this      day of                     , 2016, before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which were                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as                      of AS CLOCK TOWER OWNER, LLC.

                                                 (official signature and seal of notary)

My commission expires

COMMONWEALTH OF MASSACHUSETTS

                        , ss.

On this      day of                     , 2016, before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which were                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as                      of ACACIA COMMUNICATIONS, INC.

                                                 (official signature and seal of notary)

My commission expires

Exhibit A to Notice of Lease

EXHIBIT G-2

FORM OF TERMINATION OF NOTICE OF LEASE

[see attached]

TERMINATION OF NOTICE OF LEASE

Reference is made to the following Lease Agreement pertaining to certain premises more particularly described therein located at Building 3 of Mill & Main, Maynard, Massachusetts, as to which a Notice of Lease was previously recorded in accordance with the provisions of Chapter 183, Section 4 of the Massachusetts General Laws as noted below:

Landlord:	AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company

Tenant:	ACACIA COMMUNICATIONS, INC., a Delaware corporation

Date of Lease Execution:	April 13, 2016.

Premises:	114,229 square feet, consisting of 430 square feet on the first (1st) floor, 23,805 square feet on the third (3rd) floor and the entire fourth (4th) and fifth (5th) floors of the building commonly known as Building 3 of Mill & Main (a/k/a 3 Clock Tower Place), Maynard, Massachusetts, which building is located in the property more particularly described in Exhibit A attached hereto.

Notice Recording Information:	Notice of Lease recorded with the Middlesex South District Registry of Deeds in Book , Page .

Notice is hereby given that the lease described above has been terminated.

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Termination of Notice of Lease as of this      day of                     , 2016.

LANDLORD: AS CLOCK TOWER OWNER, LLC, a Delaware limited liability company

By:

Name:

Title:

TENANT: ACACIA COMMUNICATIONS, INC., a Delaware corporation

By:

Name:

Title:

COMMONWEALTH OF MASSACHUSETTS

                        , ss.

On this      day of                     , 2016, before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which were                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as                      of AS CLOCK TOWER OWNER, LLC.

                                                 (official signature and seal of notary)

My commission expires

COMMONWEALTH OF MASSACHUSETTS

                        , ss.

On this      day of                     , 2016, before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which were                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as                      of ACACIA COMMUNICATIONS, INC.

                                                 (official signature and seal of notary)

My commission expires

Exhibit A to Termination of Notice of Lease

EXHIBIT H

ROFO SPACE

FUTURE ACACIA EXPANSION
RIGHT OF FIRST OFFER

FUTURE ACACIA EXPANSION
RIGHT OF FIRST OFFER
STRATUS
TENANT A
TENANT B

4th FLOOR Building 5

EXHIBIT I

FORM OF LETTER OF CREDIT

[see attached]

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

AS CLOCK TOWER OWNER, LLC

41 SEYON STREET, SUITE #200

WALTHAM, MA 02453

APPLICANT:

ACACIA COMMUNICATIONS, INC.

6 CLOCK TOWER PLACE

MAYNARD, MASSACHUSETTS 01754

AMOUNT: US $492,612.56 (FOUR HUNDRED NINETY-TWO THOUSAND SIX HUNDRED TWELVE AND XX/56 U.S. DOLLARS)

EXPIRATION DATE: APRIL     , 2017

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF              IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

“THIS IS TO CERTIFY THAT AS CLOCK TOWER OWNER, LLC, AS LANDLORD UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN LANDLORD AND ACACIA COMMUNICATIONS, INC., AS TENANT, IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT UNDER THE TERMS OF SAID LEASE AND THAT LANDLORD WILL HOLD THE FUNDS DRAWN UNDER THIS LETTER OF CREDIT AS SECURITY DEPOSIT FOR TENANT OR APPLY SAID FUNDS TO TENANT’S OBLIGATION UNDER THE LEASE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND FEBRUARY 1, 2025. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF  1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

WE HEREBY AGREE WITH THE BENEFICIARY THAT (I) DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE AND (II) THE AMOUNT OF THIS LETTER OF CREDIT MAY NOT BE REDUCED BY AMENDMENT UNLESS AND UNTIL BENEFICIARY SHALL HAVE PROVIDED ITS WRITTEN CONSENT TO SUCH AMENDMENT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                                                                                                                            US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

LETTER OF CREDIT NUMBER NO.                                      DATED

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                         .

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT B

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN:INTERNATIONAL DIVISION. STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those
(BENEFICIARY’S NAME)	on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)	(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

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